SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 19, 2008
Date of report (Date of earliest event reported)
PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

800 Nicollet Mall, Suite 800
Minneapolis, Minnesota		55402

(Address of Principal Executive Offices)		(Zip Code)
(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant
     On February 19, 2008, Piper Jaffray Funding II Inc. (“Funding II”), a wholly owned subsidiary of Piper Jaffray Companies (the “Company”), entered into a Loan Agreement (the “Funding II Loan Agreement”) with U.S. Bank National Association (“Lender”). In addition, on February 19, 2008, Piper Jaffray & Co. (“PJ&Co”), a wholly owned subsidiary of the Company, entered into a Loan Agreement (the “PJ&Co Loan Agreement”) with Lender. Each Loan Agreement establishes a revolving credit facility pursuant to which Funding II or PJ&Co, as applicable, is permitted to request advances from Lender. Such advances are expected to be used by Funding II and PJ&Co to fund certain short-term municipal securities (including, without limitation, auction rate securities and variable rate demand notes).
     The maximum principal amount of advances that Funding II may obtain under the Funding II Loan Agreement is $400 million. The maximum principal amount of advances that PJ&Co may obtain under the PJ&Co Loan Agreement is $200 million. The advances will be secured by certain pledged assets of Funding II or PJ&Co, as applicable, which are expected to consist primarily of certain short-term municipal securities. Interest is payable monthly, and the unpaid principal amount of all advances under each Loan Agreement will be due on August 19, 2008. Advances may be prepaid in whole or in part at any time without penalty.
     Upon the occurrence of an event of default under either Loan Agreement, Lender may accelerate the repayment of all outstanding advances thereunder. The following constitute events of default by Funding II and PJ&Co, as applicable, under their respective Loan Agreements: (a) failure to pay principal when due, or interest within five days of it becoming due; (b) failure to maintain sufficient pledged securities to support all outstanding advances; (c) default of any other obligation under the Loan Agreement (or related agreements) that remains uncured for 15 days after notice from Lender; (d) inaccuracy in any representation or warranty when made or deemed made; (e) bankruptcy and insolvency related-events; (f) a default in the payment of any other indebtedness in excess of $1 million that is not timely cured as provided under the applicable agreement, or the acceleration of any such indebtedness; (g) the entrance of judgments against the applicable borrower or the Company in excess of $1 million, if such judgments shall not have been satisfied, vacated, discharged or stayed pending appeal within 30 days after the entry thereof; and (h) if the Loan Agreement (or any related agreement) ceases to be in full force and effect or has its validity contested by the applicable borrower or the Company.
     The Company has agreed to guarantee all obligations of Funding II and PJ&Co under the Loan Agreements.

     The foregoing description of the Funding II Loan Agreement and the PJ&Co Loan Agreement does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
10.1	Loan Agreement (Auction Rate Securities Facility), dated February 19, 2008, between Piper Jaffray Funding II Inc. and U.S. Bank National Association (excluding exhibits, which Piper Jaffray Companies agrees to furnish to the Securities and Exchange Commission upon request).

10.2	Loan Agreement (Broker-Dealer ARS Facility), dated February 19, 2008, between Piper Jaffray & Co. and U.S. Bank National Association (excluding exhibits, which Piper Jaffray Companies agrees to furnish to the Securities and Exchange Commission upon request).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES
Date: February 22, 2008	/s/ Thomas P. Schnettler
Thomas P. Schnettler
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

10.1	Loan Agreement (Auction Rate Securities Facility), dated February 19, 2008, between Piper Jaffray Funding II Inc. and U.S. Bank National Association (excluding exhibits, which Piper Jaffray Companies agrees to furnish to the Securities and Exchange Commission upon request)	Filed Electronically

10.2	Loan Agreement (Broker-Dealer ARS Facility), dated February 19, 2008, between Piper Jaffray & Co. and U.S. Bank National Association (excluding exhibits, which Piper Jaffray Companies agrees to furnish to the Securities and Exchange Commission upon request)	Filed Electronically